Exhibit 99.2

SILVER SPIKE ACQUISITION CORP.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE EXTRAORDINARY GENERAL MEETING
TO BE HELD ON JUNE 10, 2021

CLASS B PROXY CARD

The undersigned hereby appoints Scott Gordon (the “Proxy”), with full power of substitution, as proxy to vote the shares that the undersigned is entitled to vote at the extraordinary general meeting (the “general meeting”) of Silver Spike Acquisition Corp. (“Silver Spike”), to be held on June 10, 2021, at 10:00 a.m. local time, at the offices of Silver Spike, located at 660 Madison Ave., Suite 1600, New York, New York 10065, and at any adjournments thereof. Such shares shall be voted as indicated with respect to the proposals listed and in the Proxy’s discretion on such other matters as may properly come before the general meeting or any adjournment thereof.

The undersigned acknowledges receipt of the enclosed proxy statement/prospectus and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ONE OR MORE OF THE PROPOSALS, THIS WILL BE TREATED AS AN ABSTENTION.

The closing of the business combination is conditioned on the approval of the Business Combination Proposal, the Nasdaq Proposal, the Domestication Proposal, the Organizational Documents Proposals, the Director Election Proposal, the Equity Incentive Plan Proposal and the Employee Stock Purchase Plan Proposal at the general meeting. The closing of the business combination is not conditioned on the approval of the Adjournment Proposal.

PLEASE MARK, DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY

(Continued and to be marked, dated and signed below)

Important Notice Regarding the Availability of Proxy Materials for the General Meeting:

The Notice and Proxy Statement/Prospectus are available at

www.proxyvote.com
SEE REVERSE SIDE

		Please mark vote as indicated in this example	⌧
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends a vote “FOR” each proposal
1) The Business Combination Proposal. To approve by ordinary resolution the transactions contemplated by the Agreement and Plan of Merger (the “merger agreement”), dated as of December 10, 2020, by and among Silver Spike, Silver Spike Merger Sub LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Silver Spike (“Merger Sub”), WM Holding Company, LLC, a Delaware limited liability company (“WMH”), and Ghost Media Group, LLC, a Nevada limited liability company, solely in its capacity as the initial holder representative, pursuant to which Merger Sub will be merged with and into WMH, whereupon the separate limited liability company existence of Merger Sub will cease and WMH will be the surviving company and continue in existence as a subsidiary of New WMH, on the terms and subject to the conditions set forth therein (the “business combination”);
	FOR ☐	AGAINST ☐	ABSTAIN ☐

2) The Nasdaq Proposal. To approve by ordinary resolution, for purposes of complying with the Nasdaq Stock Market Listing Rules 5635(a), (b) and (d), the issuance by Silver Spike of an aggregate of (i) 32,500,000 shares of Class A common stock, par value $0.0001 per share, to investors pursuant to the subscription agreements (the “subscription investors”), dated as of December 10, 2020, by and among Silver Spike and such subscription investors, pursuant to which the subscription investors will purchase subscription shares in a privately negotiated transaction in connection with the consummation of the business combination (“subscription agreements”), and (ii) 65,984,049 shares of Class V common stock, par value $0.0001 per share, to certain members of WMH prior to the closing of the business combination (the “WMH equity holders”) pursuant to the merger agreement, in each case in a private placement, the proceeds of which will be used to finance the business combination and related transactions and the costs and expenses incurred in connection therewith.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

3) The Domestication Proposal. To approve by special resolution the change of Silver Spike’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation incorporated under the laws of the State of Delaware (the “domestication”).
	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Organizational Documents Proposals. To approve by special resolution the following material differences between the current amended and restated memorandum and articles of association of Silver Spike (the “existing organizational documents”) and the proposed new certificate of incorporation and bylaws (together with the proposed new certificate of incorporation, the “proposed organizational documents”) of New WMH, the post-domestication company:

4) to approve (i) the change of our name from “Silver Spike Acquisition Corp.” to “WM Technology, Inc.” (“New WMH”), (ii) adopting Delaware as the exclusive forum for certain stockholder litigation, (iii) upon the closing of the business combination (the “closing”), making New WMH’s corporate existence perpetual, (iv) upon the closing, providing for the ineffectiveness of certain provisions related to our status as a blank check company that will no longer be applicable to us upon consummation of the business combination and (v) granting an explicit waiver regarding corporate opportunities to New WMH and its directors, subject to certain exceptions;
	FOR ☐	AGAINST ☐	ABSTAIN ☐

5) to approve provisions providing that Silver Spike’s board of directors will be divided into three classes following the business combination, with each class generally serving for a term of three years and with only one class of directors being elected in each year;
	FOR ☐	AGAINST ☐	ABSTAIN ☐

6) to approve provisions providing that the directors of Silver Spike, except for preferred stock directors (as defined in the proposed organizational documents), may only be removed for cause (as defined in the proposed organizational documents);
	FOR ☐	AGAINST ☐	ABSTAIN ☐

7) to approve provisions removing the ability of shareholders to call a special meeting of shareholders;	FOR ☐	AGAINST ☐	ABSTAIN ☐

8) to approve provisions removing the ability of shareholders to act by written consent in lieu of a meeting;	FOR ☐	AGAINST ☐	ABSTAIN ☐

9) to authorize the change in the authorized capital stock of Silver Spike from (i) 200,000,000 Class A ordinary shares, par value $0.0001 per share, 20,000,000 Class B ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share, to (ii) 1,500,000,000 shares of Class A common stock, par value $0.0001 per share, 500,000,000 shares of Class V common stock, par value $0.0001 per share, and 75,000,000 shares of preferred stock, par value $0.0001 per share.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

10) The Director Election Proposal. To approve by ordinary resolution of the holders of Class B ordinary shares, par value $0.0001 per share, of Silver Spike (i) the re-election of our current director, Scott Gordon and (ii) the election of Douglas Francis, Justin Hartfield, Christopher Beals, Tony Aquila, Fiona Tan, Olga Gonzalez, and Brenda Freeman, in each case, to serve as directors until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.
	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

11) The Equity Incentive Plan Proposal. To approve by ordinary resolution the New WMH 2021 Equity Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

12) The Employee Stock Purchase Plan Proposal. To approve by ordinary resolution the New WMH 2021 Employee Stock Purchase Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

13) The Adjournment Proposal. To approve by ordinary resolution the adjournment of the general meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event, based on the tabulated votes, that there are insufficient votes at the time of the general meeting to approve one or more proposals at the general meeting.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:	, 2021

Signature
Signature (if held jointly)

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The shares represented by the proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be treated as an abstention. If any other matters properly come before the general meeting, unless such authority is withheld on this proxy card, the Proxies will vote on such matters in their discretion.